UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — August 20, 2018

Plains GP Holdings, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-36132	90-1005472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.                                        Regulation FD Disclosure.

On August 21, 2018, Plains All American Pipeline, L.P., a subsidiary of Plains GP Holdings, L.P. (the “Registrant”), issued a press release reporting the matters described in Item 8.01 below.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 8.01.                                        Other Events.

On August 20, 2018, a subsidiary of Plains All American Pipeline, L.P. (“PAA”) entered into a definitive agreement with affiliates of Magellan Midstream Partners, L.P. (“Magellan”), OMERS Administration Corporation and OMERS Infrastructure Management Inc. (collectively, “OMERS”) pursuant to which PAA and Magellan will sell a 30% interest and a 20% interest, respectively, in BridgeTex Pipeline Company, LLC (“BridgeTex”) to OMERS for a total purchase price of approximately $1.438 billion.  PAA and Magellan will each receive their proportionate share of the purchase price.  Following closing, OMERS will own a 50% interest, Plains will own a 20% interest, and Magellan will own a 30% interest in BridgeTex, which owns the BridgeTex Pipeline.  Magellan will continue to operate the pipeline.  Closing of the transaction is subject to satisfaction of customary closing conditions.

ITEM 9.01.                               Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1                              Press release dated August 21, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS GP HOLDINGS, L.P.

Date: August 21, 2018	By:	PAA GP Holdings LLC, its general partner

	By:	/s/ Richard McGee
Name: Richard McGee
Title: Executive Vice President